Exhibit q.3

POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of the Virtus Variable Insurance Trust having a file number under the Securities Act of 1933 of 033-05033, hereby constitute and appoint George R. Aylward, Kevin J. Carr and Jennifer Fromm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, any or all registration statements on Form N-1A, amendments thereto, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to said mutual fund, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 30th day of June 2016.

/s/ Donald C. Burke	/s/ James M. Oates
Donald C. Burke, Trustee	James M. Oates, Trustee

/s/ Richard E. Segerson	/s/ Ferdinand L.J. Verdonck
Richard E. Segerson, Trustee	Ferdinand L. J. Verdonck, Trustee

All signatures need not appear on the same copy of this Power of Attorney.